UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 14, 2015

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Electronic Arts Inc. held on August 14, 2015, our stockholders voted on the following proposals and cast their votes as described below.

1.	Election of Directors. The individuals listed below were elected to serve a one-year term on the Board of Directors:

	For	Against	Abstain	Broker Non-vote
Leonard S. Coleman	260,085,440	6,255,614	575,093	14,702,140
Jay C. Hoag	263,376,938	2,993,390	545,819	14,702,140
Jeffrey T. Huber	235,068,363	31,301,980	545,804	14,702,140
Vivek Paul	265,950,405	420,988	544,754	14,702,140
Lawrence F. Probst III	264,718,120	1,656,627	541,400	14,702,140
Richard A. Simonson	266,128,314	241,637	546,196	14,702,140
Luis A. Ubiñas	263,828,949	2,542,568	544,630	14,702,140
Denise F. Warren	266,179,896	198,721	537,530	14,702,140
Andrew Wilson	266,111,807	264,541	539,799	14,702,140

In addition, the following matters were voted on, received the number of votes indicated in the tables below, and approved by our stockholders:

2.	Advisory vote regarding the compensation of the Named Executive Officers.

For	Against	Abstain	Broker Non-vote
261,317,148	4,577,576	1,021,423	14,702,140

3.	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2016.

For	Against	Abstain
278,949,666	2,134,590	534,031

4.	Stockholder proposal regarding proxy access.

For	Against	Abstain	Broker Non-vote
142,140,331	116,496,406	8,279,410	14,702,140

For more information about these proposals, please see our proxy statement dated June 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	August 17, 2015	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Corporate Secretary